CONSENT OF PETROLEUM ENGINEERING CONSULTANT




I hereby consent to (i) the incorporation by reference into the registration statement on Form S-3 of FX Energy, Inc. (the "Company") of my report as of January 19, 1999, respecting the estimated oil reserve information for the Montana and Nevada producing properties of the Company, as such report is referred to in the Company's annual report on form 10-K for its fiscal year ended December 31, 1998; and (ii) the reference to me under the heading "Experts" in such Registration Statement.






/s/ LARRY D. KRAUSE


Billings, Montana
June 10, 1999